Exhibit 99.1
PacificNet Receives Notification From Nasdaq

Beijing, China, March 11 /Xinhua-PRNewswire/ -- PacificNet, Inc. (NASDAQ: PACT) reported today that the Nasdaq Stock Market (“Nasdaq”) has indicated that it previously sent a letter to the effect that as a result of the resignation of one of the Company’s directors, the Company was no longer in compliance with the independent director requirement of Rule 4350 of Nasdaq’s Marketplace Rules.  Due to the fact that the letter was sent to an incorrect email address at PacificNet on February 29th, however, PacificNet was not actually made aware of such deficiency notification until subsequent to the appointment of Mr. Stephen Crystal to the Company’s board of directors, as previously reported on March 3, 2008. PacificNet believes it is now in full compliance with the independent director requirement of Rule 4350 and although it has not yet received a compliance letter from Nasdaq in this regard, it expects that one will be issued in due course.

On March 3, PacificNet announced that it had elected Stephen Crystal to be a member of the Board of Directors of PacificNet as an Independent Director.

Mr. Crystal is currently Chief Executive Officer and President of TableMAX Holdings, LLC, a leading provider of electronic table games. Mr. Crystal is also a former board member of Las Vegas Gaming, Inc., a game management system operator as well as founder and managing member of JMC Investments, LLC, an investment company whose portfolio includes gaming real estate and operations, gaming technology, hospitality and entertainment, and franchise assets. Prior to that, Mr. Crystal co-founded Barrick Gaming Corporation, which owned and operated six hotel casinos in Las Vegas. Prior to entering the gaming world, Mr. Crystal practiced law at Armstrong Teasdale, LLP, Gage & Tucker L.C, and Wirken & King, P.C. Mr. Crystal also served as an Equal Opportunity Specialist for the United States Department of Labor from May 1990 to May 1992 and served in the New Hampshire House of Representatives from December 1988 to August 1989. Mr. Crystal received his law degree from the American University, Washington College of Law in 1992 and his Bachelor degree from Dartmouth College in Political Science in 1986.

About PacificNet
PacificNet, Inc. (www.PacificNet.com) is a leading provider of gaming and mobile game technology worldwide with a focus on emerging markets in Asia, Latin America and Europe. PacificNet's gaming products are localized to their specific markets creating an enhanced user experience for players and larger profits for operators. PacificNet’s gaming products include multi-player electronic table games such as baccarat, sicbo and fish-prawn-crab, roulette machines, Server-Based Games (SBG) with multiple client betting stations, slot and bingo machines, Video Lottery Terminals (VLTs), Amusement With Prizes (AWP) machines, gaming cabinet and client/server system designs, online i-gaming software design, and multimedia entertainment kiosks as well as the Octavian line of casino management software, hardware and games. PacificNet's gaming clients include the leading hotels, casinos, and gaming operators in Macau, Europe and elsewhere around the world. PacificNet also maintains legacy subsidiaries in the call center and ecommerce business in China. PacificNet employs about 1,800 staff in its various subsidiaries with offices in the US, Hong Kong, China, UK, Russia, Ukraine, Italy, Germany, Argentina, Colombia, India and Australia. For more information please visit http://www.pacificnet.com and http://www.octavianinternational.com.

Safe Harbor Statement
This Company's announcement contains forward-looking statements. We may also make written or oral forward-looking statements in our periodic reports to the SEC on Forms 10-K, 10-Q, 8-K, etc., in our annual report to shareholders, in our proxy statements, in press releases and other written materials and in oral statements made by our officers, directors or employees to third parties. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. These statements are based on current plans, estimates and projections, and therefore you should not place undue reliance on them. Forward-looking statements involve inherent risks and uncertainties. We caution you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include, but are not limited to, PacificNet's historical and possible future losses, limited operating history, uncertain regulatory landscape in China, and fluctuations in quarterly and annual operating results. Further information regarding these and other risks is included in PacificNet's Form 10K and other filings with the SEC.

Contact
For more information, please contact:
If to PacificNet:
PacificNet USA office:
Jacob Lakhany
Tel:   +1-605-229-6678
Email: investor@pacificnet.com

If to Octavian:
Octavian International
Helen Hedgeland
Tel:   +44-0-1483-543-543
Email: H.Hedgeland@octavianonline.co.uk